UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2024
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

(408)			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2024, the Board of Directors (the “Board”) of Bloom Energy Corporation (the “Company”) approved, based on the recommendation of the Compensation and Organizational Development Committee (the “Compensation Committee”), the cancellation of 1,150,000 performance-based stock units from the equity package Dr. Sridhar received on May 12, 2021 (the “2021 PSUs”) under the Company’s 2018 Equity Incentive Plan. The 2021 PSUs were intended to replace all annual equity awards Dr. Sridhar would otherwise have received over a five-year period through 2026. The canceled awards include 1,000,000 PSUs for which vesting was based on stock price performance through 2030 and continued service (the “Stock Price Hurdle Award”) and 150,000 PSUs for which vesting was based on financial performance for the year 2025 and continued service (the “Revenue/Gross Margin Award”).

With consultation from the Company’s compensation consultant, Meridian Compensation Partners, the Compensation Committee recommended and the Board approved, the cancellation of the awards based on the belief that the 2021 PSUs no longer have retentive value and in light of the fact that the Company’s strategic priorities and growth opportunities are different than 2021. The Company believes it is appropriate to better align Dr. Sridhar’s incentives over a shorter time span and with the Company’s updated strategic goals.

As a result, the Compensation Committee recommended, the Board approved and Dr. Sridhar has consented to, the cancellation of the 2021 PSUs, and in exchange, the Compensation Committee recommended and the Board approved effective December 18, 2024, a new front-loaded three-year equity award to Dr. Sridhar (the “2025 Equity Package”) consisting of: (i) 1,500,000 PSUs and (ii) 500,000 RSUs. The performance criteria under the 2025 Equity Package PSUs is equally weighted between product revenue growth and adjusted product gross margin, which the Board has concluded better aligns with the Company’s strategic priority to secure large megawatt product sales that deliver time to market power for AI data center, industrial and utility customers. Dr. Sridhar is eligible to receive up to 300% of the target PSUs under the 2025 Equity Package. In addition to aligning Dr. Sridhar’s incentives with the Company’s strategic objectives, the 2025 Equity Package is intended to provide a meaningful retention incentive for Dr. Sridhar over the next several years. The 2025 Equity Package PSUs have a three-year cliff performance vesting period and the RSUs vest in three equal annual installments over a three-year period.

In addition, the Compensation Committee recommended and the Board approved effective December 18, 2024, a one-time grant of 600,000 PSUs of the Company (the “One-Time Grant”). The One-Time Grant consists of two awards: (i) a grant of 300,000 PSUs that fully vested on December 18, 2024, and (ii) a grant of 300,000 PSUs that will be earned and vest following the Compensation Committee’s certification that Dr. Sridhar has achieved specific, objective criteria tied to strategic priorities prior to December 31, 2027. The maximum amount of shares Dr. Sridhar can earn under the One-Time Grant is 600,000 shares. Both the Compensation Committee and the Board agreed that the One-Time Grant addresses and recognizes Dr. Sridhar’s deemed level of performance that was not reflected in the compensation realized under the 2021 PSUs. Dr. Sridhar’s performance included, amongst other things, product development for the AI data center market, manufacturing automation and scale, margin expansion and a strengthened balance sheet. The 2025 Equity Package and the One-Time Grant are intended to be the only equity awards Dr. Sridhar is awarded through calendar year 2027.
Item 9.01    Financial Statements and Exhibits

Exhibits

Exhibit	Description
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	December 20, 2024	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary